                                                                      Exhibit 24

                               POWER OF ATTORNEY

By this Power of Attorney given this 16th day of January, 2013, Scott A. Aicher, an individual residing at 2709 Pebble Beach Dr., Oakland, MI 48363, authorizes
John Cronin, Chief Financial Officer, Secretary and Treasurer of Mastech
Holdings, Inc., a Pennsylvania corporation with offices located at 1000 Commerce
Drive, Suite 500, Pittsburgh, Pennsylvania (the "Attorney"), to perform the following on my behalf:

To prepare, execute, and file on my behalf all Forms 3, 4, and 5, and amendments thereto, necessary or appropriate to comply with Section 16 of the Securities
Exchange Act of 1934 (the "Act") and the rules and regulations promulgated pursuant to the Act.

This Power of Attorney is valid until revoked by me.

I acknowledge that the Attorney, in serving in such capacity at my request, is not assuming, nor is Mastech Holdings, Inc. assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                        /s/ Scott A. Aicher
                                        ---------------------------------------
                                        Scott A. Aicher